United States
                       Securities And Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                        August 12, 1998 (August 4, 1998)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                 000-22026                   25-1407782
(State or other jurisdiction) (Commission File Number)         (IRS Employer
        of corporation)                                    Identification No.)


One RentWay Place, Erie, Pennsylvania              16505
(Address of principal executive offices)          Zip Code


Registrant's telephone number, including area code:         (814) 455-5378

                                 RENT-WAY, INC.

Item 5.    Other Events


The registrant issued the following press release on August 4, 1998:

ERIE, PA. -- Rent-Way, Inc. (NASDAQ-RWAY) today announced that, due to current market conditions, it is delaying indefinitely its previously announced proposed offering of convertible subordinated notes.

"Due to the current inhospitable market for convertible securities, we have decided to delay the offering indefinitely in the hope that conditions will improve," said William E. Morgenstern, president and chief executive officer of Rent-Way, Inc. "We continue to have substantial current availability on our senior credit facility and have received proposals from senior lenders to significantly increase our borrowing capacity under that facility. We are evaluating acquisition opportunities daily and remain confident of our ability to reach our long-range goal of capturing ten percent of the rental-purchase market by the year 2000."

Rent-Way, Inc. operates 384 rental-purchase stores located in 21 states primarily in the Southeast and Eastern United States. RentWay stores rent name-brand durable household products such as home entertainment equipment, furniture and major appliances on a week-to-week or month-to-month basis under full service rental-purchase agreements.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Rent-Way, Inc.
               (Registrant)

Date    August 12, 1998
               /s/         Jeffrey A. Conway
               (Signature)
               Jeffrey A. Conway
               Chief Financial Officer